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                                                                    Exhibit 10.4

                                    AGREEMENT

      This Agreement is made September 1, 2005, between Powerhouse Technologies, Inc., a Delaware Corporation having offices at 555 Twin Dolphin Drive (the "Company"), and Kent Heyman, an individual with an address at 15 Stonebridge Lane, Pittsford, New York 14534 ("Heyman").

      In consideration of the mutual covenants contained herein, the parties hereby agree as follows:

      1. SERVICES. Heyman agrees to provide the following services to the Company (collectively, the "Services"):

            1.1 CHAIRMAN OF BOARD. Heyman agrees to serve as the Executive Chairman of the Company's Board of Directors (the "Board") commencing as soon as practical after the closing date of the funding contemplated by the company and until Heyman's resignation from the Chairman position or removal from the Chairman position by the Company's Board of Directors, whichever occurs first.

            1.2 CONSULTING SERVICES. Heyman agrees to provide advice, analysis and expertise to the company regarding the financial, operational, developmental or other aspects of the business of the Company. It is anticipated that Heyman will offer such services for approximately 20 hours per week. Should the Board of Directors desire a full time and/or exclusive employment or consulting arrangement with Heyman, the parties will negotiate different or additional terms as may be appropriate.

            1.3 OTHER EMPLOYMENT. It is agreed that Heyman's services rendered hereunder shall not be exclusive, and he is free to accept other consulting engagements. Board seats, or employment, so long as he remains available to offer the services specified hereunder.

      2. TERM. Commencing September 1, and continuing for a period of 12 months, extending through August 31, 2006. This agreement will be extended monthly thereafter unless terminated by one or both of the parties. The parties' obligations under Sections 4 and 6 hereof shall survive the expiration or termination of the Employment Period.

      3. COMPENSATION; Expenses.

            3.1 COMPENSATIONS AND OTHER CONSIDERATION. As full compensation for the Services to be provided by Heyman pursuant to this Agreement and the other terms set forth herein, the Company agrees to pay Heyman the compensation set forth below:

                  a. During the Consulting Term, and in addition to any other consideration that may be payable to him hereunder, Heyman shall be paid the sum of $150,000, payable at the rate of $12,500 per month, payable in advance, on a monthly basis. In consideration of services rendered in connection with the funding, the payment of such consulting fee shall be retroactive to September 1,2005, and Heyman shall be reimbursed for reasonable travel and lodging expenses incurred on behalf of the company for such tune.

                  b. For his services as Chairman of the Board of Directors, Heyman will receive 1,200,000 options to purchase the Company's common stock, at a strike price of $.32 (Thirty Two cents) per share. The options shall vest as follows: 25% upon commencement of Heyman's service hereunder, and thereafter 25% on each six month anniversary of such commencement date. Should Heyman's position as Chairman of the Board cease for any reason, whether by termination, resignation, or change of control, all unvested, outstanding stock options shall immediately vest.

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Heyman shall have 60 months after the termination of his board service within which to exercise such stock options. Heyman shall be reasonably accessible during such 60-month interval for purposes of consulting regarding his past services and issues related thereto.

                  c. In addition to the stock options specified above, and also in consideration of his services, Heyman shall receive 300,000 shares of restricted common stock of the company. Said restrictions shall lift from the shares on January 1, 2007, or upon his removal from the Board of Directors (if not for "Cause), whichever occurs first.

                  d. In addition, in the event Heyman assumes full time employment responsibilities on or before January 1, 2007, he will receive an additional 1,500,000 options to purchase the Company's common stock, at a strike price of $.32 (Thirty Two cents) per share. The options shall vest as follows:
25% upon commencement of Heyman's service as a full time employee hereunder, and thereafter 25% on each six month anniversary of such commencement date, with all unvested options to accelerate upon a change of control. Heyman shall have 60 (sixty) months after the termination of his employment within which to exercise any options vesting hereunder.

            3.2 EXPENSES. Company shall prepay, or reimburse, as applicable, Heyman for reasonable, actual expenses (including travel, meals or other out-of-pocket expenses) incurred by Heyman in the course of providing the Services ("Expenses"). Heyman shall document all such Expenses in reasonable detail if requested by the Company.

      4. INVENTION ASSIGNMENT, CONFIDENTIALITY AND RESTRICTIVE COVENANTS.

            4.1 DISCLOSURE OF INNOVATIONS. Heyman agrees to disclose in writing to the Company all inventions, improvements and other innovations of any kind that he may have made,conceived, developed or reduced to practice, alone or jointly with others, during the Term, whether or not they are related to the Services and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software

            4.2 ASSIGNMENT OF OWNERSHIP OF INNOVATIONS. Heyman agrees that all Innovations, which are in any way related to the business or planned business of the Company, are the sole and exclusive property of the Company and he hereby assigns all of his rights, title and interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company. At the Company's request and expense, during and after the Term, Heyman will assist and cooperate with the Company in all respects and will execute documents, and, subject to his reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. Heyman hereby appoints the President and Chief Executive Officer, or another authorized officer of the Company as his attorney-in-fact to execute documents on his behalf for this purpose. Heyman has attached hereto as Exhibit "A" a list of Innovations as of the date hereof which belong to him and which are not assigned to the Company hereunder (the "Prior Innovations"), or, if no such list is attached, he represents that there are no Prior Innovations.

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            4.3 PROTECTION OF CONFIDENTIAL INFORMATION OF THE COMPANY. During
and after the Term, Heyman will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to the Company, its products, suppliers or customers except as may be necessary in the performance of his work for the Company or as may be authorized in advance by appropriate officers of the Company. "Confidential Information" shall include methodologies,processes, tools, innovations, business strategies, financial information, forecasts, personnel information, customer lists, trade secrets and any other non-public technical or business information,whether in writing or given to Heyman orally, which he knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Heyman will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential.These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Heyman or that the Company regularly gives to third parties without restriction on use or disclosure.

            4.4 NON-COMPETITION, NON-SOLICITATION, NON-INTERFERENCE. Because Heyman acknowledges and agrees that he has and will continue to have access to confidential and trade secret information of the Company, the following restrictive covenant is necessary to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, during the time period that begins on the commencement of the Term of this Agreement and ends twelve (12) months from the date of termination of this Agreement (the "Restricted Period"),Heyman shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, Heyman, advisor, investor or principal of any corporation or other business entity:

                  (a) Engage, in any state or territory of the United States of America where the Company is actively doing business (determined as of the commencement of the Term), in direct or indirect competition with the business conducted by the Company; specifically, eServices or knowledge management; or

                  (b) Request or otherwise attempt to induce or influence, directly or indirectly, any customer or supplier, or prospective customer or supplier, of the Company, or other persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company; or

                  (c) Hire or solicit for employment or other business relationship, or induceor actively attempt to influence, any employee, officer, director or other business associate of the Company to terminate his or her employment or discontinue such person's Heyman, contractor or other business association with the Company.

                  (d) Nothing in this section, whether express or implied, shall prevent Heyman from being a holder or not more than one percent (1%) of the total outstanding stock of either a publicly held company under Section 12 of the Securities Exchange Act of 1934, as amended, or any privately held company.

            If Heyman violates any of the restrictions contained in this section, the Restricted Period shall be increased by the period of time from the commencement of any such violation until the time such violation shall be cured by Heyman to the satisfaction of the Company, and the Company may

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withhold any and all payments otherwise due and owing to Heyman under this
Agreement, if any, other than Base Salary.

            5.0 BUSINESS OPPORTUNITIES. Heyman agrees that, during the Term, he will not take personal advantage of any business opportunities that are similar or substantially similar to the business of the Company without: (a) first offering in writing such opportunity to the Company; and (b)thereafter obtaining a written refusal of such opportunity from the Company. In addition, Heyman to the Board must promptly and fully disclose all material facts regarding any such business opportunities as soon as Heyman becomes aware of any such opportunity.

            5.1 COMPANY PROPERTY. All records, files, lists, including computer generated lists,drawings, documents, equipment and similar items relating to the Company's business that Heyman shall prepare for or receive from the Company shall remain the Company's sole and exclusive property.Heyman agrees than upon termination of this Agreement, or upon demand from the Company, he shall immediately return to the Company all property of the Company in his possession, custody or control.Heyman further represents that he will not copy or cause to be copied, print out, or cause to be printed out any software, documents or other materials belonging to the Company.

            6.0 SURVIVAL. Sections 5, 6 and 7 of this Agreement shall survive the termination by either party of this Agreement for any reason.

            6.1 CHOICE OF LAW AND JURISDICTION. This Agreement shall be construed,interpreted and the rights of the parties determined in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of California.

            6.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly assume its obligations hereunder. This Agreement shall inure to the benefit of and be enforceable by Heyman or his legal representatives, executors, administrators, successors, heirs,distributes, devisees and legatees. Heyman may not assign any of his duties, responsibility, obligations or positions hereunder to any person and any such purported assignment by him shall be void and of no force and effect. The Company may assign its rights hereunder to any other party.

            6.3 WAIVER. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of Heyman's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of Heyman's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

            6.4 NOTICES. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party, at the addresses first stated above or at such other subsequent address as is made known to the other party as an address at which such party receives similar important correspondence.

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            6.5 AMENDMENT. This Agreement may be amended or modified only be a written instrument executed by Heyman and a representative of the Company duly authorized by the Board.

            6.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific works or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

            6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

            6.8 HEADINGS. The section headings contained in this Agreement are used for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            6.9 CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

            6.10 ACKNOWLEDGMENT. Heyman represents and agrees that he fully understands his rights to discuss all aspects of this Agreement with his counsel, that he has been given the opportunity to avail himself of this right, that he has carefully read and fully understands all the provisions of this Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress, that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

            7.0 COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

AGREED TO BY:

POWERHOUSE TECHNOLOGIES GROUP, INC.

By: /s/ Jay Eliot
   ------------------
   Name: Jay Eliot
   Title: CEO

/s/ Kent Heyman
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KENT HEYMAN

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